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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 14, 2002

                               Acterna Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                      000-07438              04-2258582
(State or other jurisdiction of     (Commission File No.)       (IRS Employee
         incorporation)                                      Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550

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Item 5.  Other Events.

         Attached as Exhibit 99.1 to this Report and incorporated herein by reference is the text of a press release issued by the Registrant on June 14, 2002, in connection with the agreement (the "Stock Purchase Agreement"), entered into on June 13, 2002, among the Registrant, its wholly-owned subsidiary, Acterna LLC, a Delaware limited liability company ("Acterna LLC"), and Rockwell Collins, Inc., a Delaware corporation ("Rockwell Collins"), pursuant to which Acterna LLC agreed to sell to Rockwell Collins (i) all of the issued and outstanding shares of the capital stock of Airshow, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Acterna LLC, and (ii) all of the issued and outstanding shares of the capital stock of Airshow France S.A.R.L., a societe a responsabilite limitee and wholly-owned indirect subsidiary of Acterna LLC, in exchange for aggregate cash consideration of $160 million, subject to adjustment. The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to customary closing conditions, including obtaining regulatory approvals and the consent of the Registrant's senior lenders.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1:     Press Release, dated June 14, 2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACTERNA CORPORATION

Date:  June 14, 2002

                                       By: /s/  John D. Ratliff
                                          ------------------------------
                                          Name:  John D. Ratliff
                                          Title: Senior Vice President and Chief
                                                 Financial Officer